Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

SECOND-QUARTER 2017 FINANCIAL RESULTS

Record First-Half Total Revenues and Digital Revenues

Company Increases CY 2017 Revenues and EPS Outlook

Announced Team Sales for the Overwatch League™,
First Major Global, City-Based Professional Esports League

Santa Monica, CA – August 3, 2017 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected second-quarter 2017 results.

	Second Quarter

	Prior

(in millions, except EPS)	2017	Outlook*	2016

GAAP Net Revenues	$1,631	$1,425	$1,570
Impact of GAAP deferralsA	$(213)	$(225)	$39

GAAP EPS	$0.32	$0.15	$0.20
Non-GAAP (redefined) EPS**	$0.55	$0.38	$0.45
Impact of GAAP deferralsA	$(0.12)	$(0.11)	$0.08

* Prior outlook was provided by the company on May 4, 2017 in its earnings release.

** “Non-GAAP (redefined)” includes the net effect of revenue deferrals accounting treatment on certain of our online enabled products. Please refer to our July 29, 2016 call and materials for additional information.

For the quarter ended June 30, 2017, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.63 billion, as compared with $1.57 billion for the second quarter of 2016, an increase of 4%. GAAP net revenues from digital channels were $1.31 billion, growing 15% year-over-year. GAAP operating margin was 21%. GAAP earnings per diluted share were a Q2 record of $0.32, as compared with $0.20 for the second quarter of 2016, an increase of 60%.

For the quarter ended June 30, 2017, on a non-GAAP (redefined) basis, Activision Blizzard’s  operating margin was 35% and earnings per diluted share were a Q2 record of $0.55, as compared with $0.45 for the second quarter of 2016, an increase of 22%.

For the quarter, operating cash flows were $265 million.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP (redefined) results.

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Activision Blizzard Announces Q2 2017 Financial Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “This was another strong quarter for Activision Blizzard. We exceeded our outlook and delivered record revenues for the first half of 2017.”

Kotick added, “Celebrating players and audiences is the foundation for our success. This quarter we announced the first team owners in the Overwatch League™, the first major global, city-based professional esports league. With hundreds of hours of broadcast content ahead of us, as well as significant sponsorship and media opportunities, the Overwatch League will provide new ways for us to highlight and support the passion of esports fans and the skill of some of the world’s top Overwatch® players.”

Selected Business Highlights:

•                 Regular content and feature updates across the portfolio enabled deeper player engagement and therefore player investment.

Audience Reach

•                 Activision Blizzard had 407 million Monthly Active Users (MAUs)B in the quarter.

•                 Blizzard had the biggest quarterly online player community in its history with a record 46 million MAUsB, up 38% year-over-year. The Overwatch community continued to grow more than a year after launch, setting another all-time MAUB record with the release of two seasonal events in the quarter. Hearthstone® MAUsB grew year-over-year and quarter-over-quarter to an all-time record, driven by its expansion, Journey to Un’Goro™.

•                 Activision had 47 million MAUsB in the second quarter, down slightly year-over-year. The launch of Zombies Chronicles led to a MAUB increase quarter-over-quarter in Call of Duty®: Black Ops III. Activision also released Crash Bandicoot™ N. Sane Trilogy for PS4, a collection of remastered Crash Bandicoot™ classic titles. Despite only two days of sales on a single platform, it was the number one console title globally in June based on units.1

•                 Activision and its partners at Bungie expect to release Destiny 2 on September 6, 2017 for consoles and on October 24, 2017 for PC. The Destiny 2 console Beta had more total players than the 2014 Destiny Beta, and Destiny 2 pre-orders are now above the first Destiny. Activision expects to release Call of Duty: WWII on November 3, 2017. Momentum on pre-orders and hands-on feedback have been strong.

•                 King had 314 million MAUsB for the quarter, down year-over-year, but with better gross bookingsC per paying user. King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the fifteenth quarter in a row.2

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Activision Blizzard Announces Q2 2017 Financial Results

Deep Engagement

•                 Blizzard had Q2-record time spent. In April, Blizzard launched Uprising, an Overwatch seasonal event that included a player-versus-environment mode that drew record play time. Overwatch’s Anniversary event in May and June also drove strong engagement with record participation in customization items. Time spent in World of Warcraft® grew year-over-year in the second quarter, and the Legion™ expansion continued to perform ahead of the prior expansion.

•                 King’s live operations and new content continue to drive strong engagement with steady time spent at 35 minutes per day and players engaging more frequently.

•                 Blizzard announced the first seven team sales for the Overwatch League, the first major global professional esports league with city-based teams, and the league is set to begin its inaugural competitive season later this year.

•                 Blizzard announced a live-streaming media rights partnership for esports and in-game content across a number of franchises, but excluding Overwatch League content.

•                 Activision’s Call of Duty World League will culminate in its Championships held in Orlando in August.

Player Investment

•                 Activision Blizzard delivered nearly $1 billion of in-game revenues in the quarter with record performance in the first half of 2017.

•                 King’s gross bookingsC per paying user grew for the 8th quarter in a row to a new record. Strong engagement and player investment led to an increase in mobile gross bookingsC year-over-year and quarter-over-quarter.

•                 Call of Duty: Black Ops III’s Zombies Chronicles, Activision’s first large content drop in year two after a game launch, not only drove purchases of that specific piece of content, but also led to higher engagement and to add-on revenues for that game.

•                 Blizzard’s Overwatch, Hearthstone, World of Warcraft, and Diablo® III, which debuted new content during the quarter, drove strong in-game participation.

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Activision Blizzard Announces Q2 2017 Financial Results

Company Outlook:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook (redefined)	Impact of GAAP deferralsA

CY 2017
Net Revenues	$6,400	6,400	175
EPS	$1.05	1.94	0.06
Fully Diluted Shares*	767	767

Q3 2017
Net Revenues	$1,385	1,385	315
EPS	$0.09	0.34	0.11
Fully Diluted Shares*	766	766

* Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

As referenced on our July 29, 2016 call, if you would like to calculate Non-GAAP metrics as previously defined, you would add the impact of GAAP deferrals to the Non-GAAP (redefined) metrics.

Currency Assumptions for 2017 Outlook:

•                 $1.12 USD/Euro for current outlook (vs. average of $1.11 for 2016 and $1.11 for 2015); and

•                 $1.30 USD/British Pound Sterling for current outlook (vs. average of $1.36 for 2016 and $1.53 for 2015).

•                 Note: Our financial guidance includes the forecasted impact of the FX cash flow hedging program.

Cash Dividend:

The company paid a cash dividend of $0.30 per common share, up 15% year-over-year, in May 2017 to shareholders of record at the close of business on March 30, 2017, totaling $226 million.

Conference Call:

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2017 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-364-3108 in the U.S. with passcode 1183538.

About Activision Blizzard:

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision’s Call of Duty®, Destiny and Skylanders®, Blizzard’s World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King’s Candy Crush™, Pet Rescue™, Bubble Witch™ and Farm Heroes™. The company is one of the Fortune “100 Best Companies To Work For®”. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products and services can be found on the company’s website, www.activisionblizzard.com.

1 Per NPD, GfK, GSD, and internal estimates

2 U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for second quarter 2017.

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Activision Blizzard Announces Q2 2017 Financial Results

A Net effect of accounting treatment from revenue deferrals on certain of our online enabled products. Some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable. As a result, we recognize revenues attributed to these game titles over their estimated service periods, which is generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who plays two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who plays the same game on two platforms or devices in the relevant period would generally be counted as a single user.

C Gross bookings is an operating metric that represents the total cash spent by players in the period for the purchase of virtual items. King uses gross bookings to evaluate its results of operations, generate future operating plans and assess performance. Gross bookings is the total price paid by players, which includes indirect taxes (sales tax or value added tax etc.), platform providers fees, and King’s share of revenues.

Non-GAAP (as previously defined) and Non-GAAP (redefined) Financial Measures: In accordance with the updated Compliance and Disclosure Interpretations issued by the SEC staff on May 17, 2016, beginning with the reporting of our second-quarter 2016 results, we have reported our financial results and provided our outlook using GAAP and non-GAAP (redefined). We have historically provided Non-GAAP (as previously defined) financial measures. The only difference between the two measures is the inclusion (Non-GAAP (redefined)) or exclusion (Non-GAAP (as previously defined)) of the impact from revenue deferrals accounting treatment on certain of our online enabled products. Please see materials from July 29, 2016 call for further details.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

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Activision Blizzard Announces Q2 2017 Financial Results

•                  fees and other expenses related to the King acquisition, inclusive of related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;

•                  restructuring charges;

•                  other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP; and

•                  the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results).

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services; (3) statements of future financial or operating performance; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles, products and services; concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among platforms; the diversion of management time and attention to issues relating to the operations of our acquired or newly started businesses; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the adoption rate and availability of new hardware (including peripherals) and related software; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high-quality titles, products and services; risks relating to the expansion into new businesses, including the potential impact on our existing businesses; changing business models within the video game industry, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from other forms of entertainment;

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Activision Blizzard Announces Q2 2017 Financial Results

rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; the outcome of current or future tax disputes; the impact of litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@ActivisionBlizzard.com	Mary.Osako@Activision.com

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net revenues
Product sales	$481	$501	$989	$1,145
Subscription, licensing, and other revenues [1]	1,150	1,069	2,367	1,880
Total net revenues	1,631	1,570	3,356	3,025

Costs and expenses
Cost of revenues—product sales:
Product costs	130	149	273	318
Software royalties, amortization, and intellectual property licenses	75	80	163	208
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	236	241	468	383
Software royalties, amortization, and intellectual property licenses	120	128	242	180
Product development	252	249	478	424
Sales and marketing	308	322	554	490
General and administrative	171	169	347	329
Total costs and expenses	1,292	1,338	2,525	2,332

Operating income	339	232	831	693
Interest and other expense (income), net	46	65	85	117
Income before income tax expense	293	167	746	576

Income tax expense	50	16	77	62

Net income	$243	$151	$669	$514

Basic earnings per common share [2]	$0.32	$0.20	$0.89	$0.69
Weighted average common shares outstanding	754	739	752	737

Diluted earnings per common share [2]	$0.32	$0.20	$0.88	$0.68
Weighted average common shares outstanding assuming dilution	764	753	763	751

1                    Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, microtransactions, and other miscellaneous revenues.

2                    The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of less than 1 million for both the three and six months ended June 30, 2017, and approximately 3 million for both the three and six months ended June 30, 2016.  For the three and six months ended June 30, 2017, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $243 million and $669 million, respectively, as compared to total net income of $243 million and $669 million, respectively, for the same period. For the three and six months ended June 30, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $150 million and $511 million, respectively, as compared to total net income of $151 million and $514 million, respectively, for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in millions)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$3,278	$3,245
Accounts receivable, net	360	732
Inventories, net	51	49
Software development	349	412
Other current assets	314	392
Total current assets	4,352	4,830
Software development	104	54
Property and equipment, net	246	258
Deferred income taxes, net	398	283
Other assets	466	401
Intangible assets, net	1,479	1,858
Goodwill	9,763	9,768
Total assets	$16,808	$17,452

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$163	$222
Deferred revenues	940	1,628
Accrued expenses and other liabilities	662	806
Total current liabilities	1,765	2,656
Long-term debt, net	4,387	4,887
Deferred income taxes, net	38	44
Other liabilities	903	746
Total liabilities	7,093	8,333

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,606	10,442
Treasury stock	(5,563)	(5,563)
Retained earnings	5,312	4,869
Accumulated other comprehensive loss	(640)	(629)
Total shareholders’ equity	9,715	9,119
Total liabilities and shareholders’ equity	$16,808	$17,452

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Three Months Ended June 30, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,631	$130	$75	$236	$120	$252	$308	$171	$1,292
Share-based compensation[1]	—	—	(3)	—	—	(14)	(4)	(18)	(39)
Amortization of intangible assets[2]	—	—	—	—	(114)	—	(78)	(2)	(194)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(5)	(5)
Other non-cash charges[4]	—	—	—	—	—	—	—	1	1
Non-GAAP (redefined) Measurement	$1,631	$130	$72	$236	$6	$238	$226	$147	$1,055

Net effect of deferred revenues and related cost of revenues[5]	$(213)	$(44)	$(68)	$1	$3	$—	$—	$—	$(108)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$339	$243	$0.32	$0.32
Share-based compensation[1]	39	39	0.05	0.05
Amortization of intangible assets[2]	194	194	0.26	0.25
Fees and other expenses related to the King Acquisition[3]	5	6	0.01	0.01
Other non-cash charges[4]	(1)	(1)	—	—
Loss on extinguishment of debt[6]	—	12	0.02	0.02
Income tax impacts from items above[7]	—	(75)	(0.10)	(0.10)
Non-GAAP (redefined) Measurement	$576	$418	$0.55	$0.55

Net effect of deferred revenues and related cost of revenues[5]	$(105)	$(86)	$(0.11)	$(0.12)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the acquisition of King Digital Entertainment (“King Acquisition”), inclusive of related debt financings and integration costs.

4                     Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

5                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

6                     Reflects the loss on extinguishment of debt from refinancing activities.

7                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 754 million, participating securities of less than 1 million, and dilutive shares of 10 million during the three months ended June 30, 2017.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES (Amounts in millions, except per share data)

Six Months Ended June 30, 2017	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$3,356	$273	$163	$468	$242	$478	$554	$347	$2,525
Share-based compensation[1]	—	—	(7)	(1)	—	(27)	(7)	(31)	(73)
Amortization of intangible assets[2]	—	—	(1)	—	(224)	—	(155)	(4)	(384)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(9)	(9)
Restructuring costs[4]	—	—	—	—	—	—	—	(11)	(11)
Other non-cash charges[5]	—	—	—	—	—	—	—	(15)	(15)
Non-GAAP (redefined) Measurement	$3,356	$273	$155	$467	$18	$451	$392	$277	$2,033

Net effect of deferred revenues and related cost of revenues[6]	$(742)	$(101)	$(137)	$(3)	$—	$—	$—	$—	$(241)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$831	$669	$0.89	$0.88
Share-based compensation[1]	73	73	0.10	0.10
Amortization of intangible assets[2]	384	384	0.51	0.50
Fees and other expenses related to the King Acquisition[3]	9	15	0.02	0.02
Restructuring costs[4]	11	11	0.01	0.01
Other non-cash charges[5]	15	15	0.02	0.02
Loss on extinguishment of debt[7]	—	12	0.02	0.02
Income tax impacts from items above[8]	—	(215)	(0.28)	(0.28)
Non-GAAP (redefined) Measurement	$1,323	$964	$1.28	$1.26

Net effect of deferred revenues and related cost of revenues[6]	$(501)	$(395)	$(0.52)	$(0.51)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects restructuring charges incurred, primarily severance costs.

5                     Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

7                     Reflects the loss on extinguishment of debt from refinancing activities.

8                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 752 million, participating securities of less than 1 million, and dilutive shares of 11 million during the six months ended June 30, 2017.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended June 30, 2016	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,570	$149	$80	$241	$128	$249	$322	$169	$1,338
Share-based compensation[1]	—	—	(6)	—	(1)	(13)	(4)	(17)	(41)
Amortization of intangible assets[2]	—	—	(1)	—	(122)	—	(78)	(2)	(203)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(4)	(4)
Non-GAAP (redefined) Measurement	$1,570	$149	$73	$241	$5	$236	$240	$146	$1,090

Net effect of deferred revenues and related cost of revenues[4]	$39	$(44)	$(34)	$7	$2	$—	$—	$—	$(69)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$232	$151	$0.20	$0.20
Share-based compensation[1]	41	41	0.06	0.05
Amortization of intangible assets[2]	203	203	0.27	0.27
Fees and other expenses related to the King Acquisition[3]	4	5	0.01	0.01
Income tax impacts from items above[5]	—	(59)	(0.08)	(0.08)
Non-GAAP (redefined) Measurement	$480	$341	$0.46	$0.45

Net effect of deferred revenues and related cost of revenues[4]	$108	$63	$0.08	$0.08

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months ended June 30, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $340 million, as compared to total net income of $341 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 739 million, participating securities of approximately 3 million, and dilutive shares of 14 million during the three months ended June 30, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Six Months Ended June 30, 2016	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$3,025	$318	$208	$383	$180	$424	$490	$329	$2,332
Share-based compensation[1]	—	—	(14)	—	(1)	(23)	(7)	(40)	(85)
Amortization of intangible assets[2]	—	—	(2)	(1)	(168)	—	(111)	(3)	(285)
Fees and other expenses related to the King Acquisition[3]	—	—	—	—	—	—	—	(38)	(38)
Non-GAAP (redefined) Measurement	$3,025	$318	$192	$382	$11	$401	$372	$248	$1,924

Net effect of deferred revenues and related cost of revenues[4]	$(508)	$(127)	$(122)	$3	$(1)	$—	$—	$—	$(247)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$693	$514	$0.69	$0.68
Share-based compensation[1]	85	85	0.12	0.11
Amortization of intangible assets[2]	285	285	0.38	0.38
Fees and other expenses related to the King Acquisition[3]	38	41	0.06	0.05
Income tax impacts from items above[5]	—	(143)	(0.19)	(0.19)
Non-GAAP (redefined) Measurement	$1,101	$782	$1.06	$1.04

Net effect of deferred revenues and related cost of revenues[4]	$(261)	$(205)	$(0.28)	$(0.28)

1                     Includes expenses related to share-based compensation.

2                     Reflects amortization of intangible assets from purchase price accounting.

3                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effects of taxes.

5                     Reflects the income tax impact associated with the above items. Tax impact on non-GAAP (redefined) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP (redefined) earnings per share information is presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the six months ended June 30, 2016, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP (redefined) earnings per common share, assuming dilution, was $778 million, as compared to total net income of $782 million, for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 737 million, participating securities of approximately 3 million, and dilutive shares of 14 million during the six months ended June 30, 2016.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2017 and 2016
(Amounts in millions)

	Three Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$1,309	80%	$1,141	73%	$168	15%
Retail channels	260	16	374	24	(114)	(30)
Other[3]	62	4	55	4	7	13
Total consolidated net revenues	$1,631	100%	$1,570	100%	$61	4

Change in deferred revenues[4]
Digital online channels[2]	$(31)		$261
Retail channels	(180)		(222)
Other[3]	(2)		—
Total changes in deferred revenues	$(213)		$39

	Six Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$2,694	80%	$2,067	68%	$627	30%
Retail channels	529	16	856	28	(327)	(38)
Other[3]	133	4	102	3	31	30
Total consolidated net revenues	$3,356	100%	$3,025	100%	$331	11

Change in deferred revenues[4]
Digital online channels[2]	$(350)		$132
Retail channels	(385)		(640)
Other[3]	(7)		—
Total changes in deferred revenues	$(742)		$(508)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, licensing royalties, value-added services, downloadable content, microtransactions, and products.

3                    Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming.

4                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2017 and 2016
(Amounts in millions)

	Three Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$568	35%	$650	41%	$(82)	(13)%
PC	508	31	411	26	97	24
Mobile and ancillary[2]	493	30	454	29	39	9
Other[3]	62	4	55	4	7	13
Total consolidated net revenues	$1,631	100%	$1,570	100%	$61	4

Change in deferred revenues[4]
Console	$(203)		$(210)
PC	(15)		219
Mobile and ancillary[2]	7		30
Other[3]	(2)		—
Total changes in deferred revenues	$(213)		$39

	Six Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$1,182	35%	$1,415	47%	$(233)	(16)%
PC	1,072	32	811	27	261	32
Mobile and ancillary[2]	969	29	697	23	272	39
Other[3]	133	4	102	3	31	30
Total consolidated net revenues	$3,356	100%	$3,025	100%	$331	11

Change in deferred revenues[4]
Console	$(577)		$(648)
PC	(161)		121
Mobile and ancillary[2]	3		19
Other[3]	(7)		—
Total changes in deferred revenues	$(742)		$(508)

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of toys and accessories from the Skylanders franchise and other physical merchandise and accessories.

3                     Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming.

4                     Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$858	53%	$860	55%	$(2)	—%
EMEA[2]	538	33	507	32	31	6
Asia Pacific	235	14	203	13	32	16
Total consolidated net revenues	$1,631	100%	$1,570	100%	$61	4

Change in deferred revenues[3]
Americas	$(129)		$(24)
EMEA[2]	(72)		(17)
Asia Pacific	(12)		80
Total changes in deferred revenues	$(213)		$39

	Six Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,787	53%	$1,613	53%	$174	11%
EMEA[2]	1,092	33	1,028	34	64	6
Asia Pacific	477	14	384	13	93	24
Total consolidated GAAP net revenues	$3,356	100%	$3,025	100%	$331	11

Change in deferred revenues[3]
Americas	$(438)		$(317)
EMEA[2]	(234)		(211)
Asia Pacific	(70)		20
Total changes in net revenues	$(742)		$(508)

1                    The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                    EMEA consists of the Europe, Middle East, and Africa geographic regions.

3                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2017 and 2016

(Amounts in millions)

	Three Months Ended
	June 30, 2017		June 30, 2016		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$316	23%	$332	21%	$(16)	(5)%
Blizzard[3]	566	42	741	48	(175)	(24)
King[4]	480	35	484	31	(4)	(1)
Reportable segments total	1,362	100%	1,557	100%	(195)	(13)
Reconciliation to consolidated net revenues:
Other segments[5]	56		52
Net effect from deferral of net revenues[6]	213		(39)
Consolidated net revenues	$1,631		$1,570		$61	4%

Segment income (loss) from operations:
Activision[2]	$87		$88		$(1)	(1)%
Blizzard[3]	225		329		(104)	(32)
King[4]	164		176		(12)	(7)
Reportable segments total	476		593		(117)	(20)
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Other segments[5]	(5)		(5)
Net effect from certain revenues deferrals accounting treatment[6]	105		(108)
Share-based compensation expense	(39)		(41)
Amortization of intangible assets	(194)		(203)
Fees and other expenses related to the King Acquisition[7]	(5)		(4)
Other non-cash charges[8]	1		—
Consolidated operating income	339		232		107	46
Interest and other expense (income), net	46		65
Consolidated income before income tax expense	$293		$167		$126	75%

Operating margin from total reportable segments	34.9%		38.1%

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes interactive entertainment products and online subscription-based games.

4                     King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                     Other includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Other also includes unallocated corporate income and expenses.

6                     Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

7                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

8                     Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. Due to change in our internal organization and reporting structure and how we manage the business, commencing with the second quarter of 2017, our Major League Gaming business, which was previously included in Other segments, is now included in the Blizzard segment.  We have also revised prior periods to reflect this change. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES FINANCIAL INFORMATION For the Six Months Ended June 30, 2017 and 2016 (Amounts in millions)

	Six Months Ended
	June 30, 2017		June 30, 2016		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Segment net revenues:
Activision[2]	$532	21%	$692	29%	$(160)	(23)%
Blizzard[3]	1,009	40	1,038	43	(29)	(3)
King[4]	954	38	691	29	263	38
Reportable segments total	2,495	100%	2,421	100%	74	3
Reconciliation to consolidated net revenues:
Other segments[5]	119		96
Net effect from deferral of net revenues[6]	742		508
Consolidated net revenues	$3,356		$3,025		$331	11%

Segment income (loss) from operations:
Activision[2]	$111		$187		$(76)	(41)%
Blizzard[3]	384		413		(29)	(7)
King[4]	330		243		87	36
Reportable segments total	825		843		(18)	(2)
Reconciliation to consolidated operating income and consolidated income before income tax expense
Other segments[5]	(3)		(3)
Net effect from certain revenues deferrals accounting treatment[6]	501		261
Share-based compensation expense	(73)		(85)
Amortization of intangible assets	(384)		(285)
Fees and other expenses related to the King Acquisition[7]	(9)		(38)
Restructuring costs[8]	(11)		—
Other non-cash charges[9]	(15)		—
Consolidated operating income	831		693		138	20
Interest and other expense (income), net	85		117
Consolidated income before income tax expense	$746		$576		$170	30%

Operating margin from total reportable segments	33.1%		34.8%

1                     The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes interactive entertainment products and online subscription-based games.

4                     King Digital Entertainment plc (“King”) — publishes interactive mobile entertainment products.

5                     Other includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Other also includes unallocated corporate income and expenses.

6                     Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

7                     Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

8                     Reflects restructuring charges incurred, primarily severance costs.

9                     Reflects a non-cash accounting charge to reclassify certain cumulative translation gains (losses) into earnings due to the substantial liquidation of certain of our foreign entities.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring costs; and other non-cash charges.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. Due to change in our internal organization and reporting structure and how we manage the business, commencing with the second quarter of 2017, our Major League Gaming business, which was previously included in Other segments, is now included in the Blizzard segment.  We have also revised prior periods to reflect this change. We do not aggregate operating segments.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended June 30, 2017

(Amounts in millions)

					Trailing Twelve Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	June 30, 2017

GAAP Net Income[1]	$199	$254	$426	$243	$1,122
Interest and other expense (income), net	53	43	40	34	170
Loss on extinguishment of debt	10	82	—	12	104
Provision for income taxes[1]	32	46	27	50	155
Depreciation and amortization	243	246	224	226	939
EBITDA	537	671	717	565	2,490

Share-based compensation expense[2]	33	40	33	39	145
Fees and other expenses related to the King Acquisition[3]	4	4	4	5	17
Restructuring costs[4]	—	—	11	—	11
Other non-cash charges[5]	—	—	16	(1)	15
Adjusted EBITDA (redefined)	$574	$715	$781	$608	$2,678

Change in deferred net revenues and related cost of revenues[6]	$33	$238	$(396)	$(105)	$(230)

1                    We recognized $12 million, $18 million, $69 million, and $13 million of excess tax benefits from share-based payments as an income tax benefit in the provision for income taxes for the three months ended September 30, 2016, December 31, 2016, March 31, 2017, and June 30, 2017, respectively.

2                    Includes expenses related to share-based compensation.

3                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs.

4                    Reflects restructuring charges incurred, primarily severance costs.

5                    Reflects a non-cash accounting charge to reclassify certain cumulative translation (gains) losses into earnings due to the substantial liquidation of certain of our foreign entities.

6                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year %
	June 30,	September 30,	December 31,	March 31,	June 30,	Increase
	2016	2016	2016	2017	2017	(Decrease)
Cash Flow Data
Operating Cash Flow	$503	$456	$859	$411	$265	(47)%
Capital Expenditures	44	28	37	21	31	(30)
Non-GAAP Free Cash Flow[1]	459	428	822	390	234	(49)

Operating Cash Flow - TTM[2]	1,732	2,359	2,155	2,229	1,991	15
Capital Expenditures - TTM[2]	133	115	136	130	117	(12)
Non-GAAP Free Cash Flow - TTM[2]	$1,599	$2,244	$2,019	$2,099	$1,874	17%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended September 30, 2015, three months ended December 31, 2015, and three months ended March 31, 2016, was $(171) million, $1,063 million, and $337 million, respectively.  Capital Expenditures for the three months ended September 30, 2015, three months ended December 31, 2015, and three months ended March 31, 2016, were $46 million, $16 million, and $27 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months Ending September 30, 2017 and Year Ending December 31, 2017

GAAP to Non-GAAP (redefined) Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	September 30, 2017	December 31, 2017

Net Revenues[1]	$1,385	$6,400
Change in deferred revenues[2]	$315	$175

Earnings Per Diluted Share (GAAP)	$0.09	$1.05
Excluding the impact of:
Share-based compensation[3]	0.06	0.23
Amortization of intangible assets[4]	0.24	0.99
Fees and other expenses related to the King Acquisition[5]	0.01	0.05
Restructuring costs[6]	—	0.03
Other non-cash charges[7]	—	0.02
Income tax impacts from items above[8]	(0.07)	(0.42)
Earnings Per Diluted Share (Non-GAAP redefined)	$0.34	$1.94

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[9]	$0.11	$0.06

1                    Net Revenues represents the revenue outlook for both GAAP and Non-GAAP (redefined) as they are measured the same.

2                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online enabled products.

3                    Reflects expenses related to share-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.

5                    Reflects fees and other expenses related to the King Acquisition, inclusive of related debt financings and integration costs, as well as a loss on extinguishment of debt of $12 million incurred during the three months ended June 30, 2017 related to the refinancing of our long-term debt.

6                    Reflects restructuring charges, primarily severance costs.

7                    Reflects a non-cash accounting charge incurred to reclassify certain cumulative translation losses into earnings due to the substantial liquidation of certain of our foreign entities.

8                    Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.

9                    Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP (redefined) earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.